SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                              ---------------------

                                 August 7, 2000

                Date of Report (Date of earliest event reported)


                            U.S. Energy Systems, Inc.
             (Exact name of registrant as specified in its charter)



  Delaware                              0-10238                52-1216347
(State or other                        (Commission          (I.R.S. Employer
jurisdiction of                         File Number)        Identification No.)
Incorporation)

515 N. Flagler Drive, Suite 702
West Palm Beach, Florida                                         33401
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code: (561) 820-9779


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Item 4.           Changes in Registrant's Certifying Accountant

         On or about August 7, 2000, U.S. Energy Systems, Inc. (the "Company"), dismissed Richard A. Eisner & Company, LLP (the "Former Auditor") as its principal outside accountant. The Former Auditor's reports on the Company's financial statements during any of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

         The decision to change accountants was approved by the audit committee of the board of directors.

          During the Company's two most recent fiscal years and all subsequent interim periods preceding the dismissal there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Former Auditor, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

         On or about August 7, 2000, the Company engaged Kostin, Ruffkess & Company, LLC as its principal accountant to audit the Company's financial statements.

Item 7.           Financial Statements and Exhibits

         (c)      Exhibits

Exhibit No.       Title of Exhibit

16.1              Letter from  Richard A. Eisner & Company, LLP dated August 9,
                  2000.

                                     SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                      U.S. Energy Systems, Inc.



                                    /s/Robert C. Benson
                                    --------------------------------------------
                                       Robert C. Benson, Chief Financial Officer




Dated:   August 9, 2000
         West Palm Beach, Florida